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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 2003

REGISTRATION NO. 333-90491

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSKARYOTIC THERAPIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation or Organization)	04-3027191 (I.R.S. Employer Identification Number)
700 MAIN STREET CAMBRIDGE, MASSACHUSETTS 02139 (617) 349-0200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

MICHAEL J. ASTRUE
PRESIDENT AND CHIEF EXECUTIVE OFFICER
TRANSKARYOTIC THERAPIES, INC.
700 MAIN STREET
CAMBRIDGE, MASSACHUSETTS 02139
(617) 349-0200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
DAVID E. REDLICK, ESQ.
HALE AND DORR LLP
60 STATE STREET
BOSTON, MASSACHUSETTS 02109
(617) 526-6000

DEREGISTRATION OF SECURITIES

        On November 12, 1999, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-90491) (the "Registration Statement") filed by Transkaryotic Therapies, Inc. ("TKT") with respect to the resale of an aggregate of 3,300,000 shares of common stock, par value $.01 per share ("Common Stock"), of TKT (the "Shares"). The Registration Statement was filed by TKT for the benefit of holders of the Shares (the "Holders") who were granted registration rights pursuant to the Registration Rights Agreement, dated October 27, 1999, by and among TKT and the Holders (the "Agreement").

        The Agreement requires TKT to maintain the effectiveness of the Registration Statement until the earlier of (i) such time as all of the Shares have been sold, (ii) November 2, 2001 or (iii) such time as all of the Shares can be sold within any given three-month period without regard to the trading volume of the Common Stock pursuant to Rule 144 promulgated under the Securities Act of 1933. That date occurred on November 2, 2001. In accordance with the terms of the Agreement, and in accordance with TKT's undertaking under Regulation S-K Item 512(a)(3), TKT is filing this Post-Effective Amendment No. 1 to remove from registration all Shares not sold by the Holders pursuant to the Registration Statement. Accordingly, TKT hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Shares be removed from registration.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of this 3rd day of November, 2003.

TRANSKARYOTIC THERAPIES, INC.
By:	/s/ MICHAEL J. ASTRUE Michael J. Astrue President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Transkaryotic Therapies, Inc., hereby severally constitute and appoint Michael J. Astrue, Gregory D. Perry and Philip T. Chase, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Post-Effective Amendment No. 1 on Form S-3 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Transkaryotic Therapies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. ASTRUE Michael J. Astrue	President, Chief Executive Officer and Director (Principal executive officer)	November 3, 2003
/s/ GREGORY D. PERRY Gregory D. Perry	Vice President, Finance and Chief Financial Officer (Principal financial and accounting officer)	November 3, 2003
/s/ WALTER GILBERT Walter Gilbert	Director	November 3, 2003
/s/ JONATHAN S. LEFF Jonathan S. Leff	Director	November 3, 2003
/s/ WILLIAM R. MILLER William R. Miller	Director	November 3, 2003

/s/ RODMAN W. MOORHEAD, III Rodman W. Moorhead, III	Director	November 3, 2003
/s/ JAMES E. THOMAS James E. Thomas	Director	November 3, 2003
/s/ WAYNE P. YETTER Wayne P. Yetter	Director	November 3, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES